As filed with the Securities and Exchange Commission on June 7, 2016    Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
RESONANT INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-4320930 (I.R.S. Employer Identification No.)
110 Castilian Drive, Suite 100 Goleta, California (Address of principal executive offices)	93117 (Zip Code)
Resonant Inc.
Amended and Restated 2014 Omnibus Incentive Plan
(Full title of the plan)
Terry Lingren
Chief Executive Officer
Resonant Inc.
110 Castilian Drive, Suite 100
Goleta, California 93117
(Name and address of agent for service)
(805) 308-9803
(Telephone number, including area code, of agent for service)
Copies to:
John McIlvery, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403
(818) 444-4500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller” reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller reporting company	☒
CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, par value $0.001 per share	1,300,000(3)	$4.05	$5,265,000	$531

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on a per share price of $4.05, the average of the high and low reported sales prices of the Registrant’s common stock on the NASDAQ Capital Market on June 3, 2016.

(3)	Represents 1,300,000 shares reserved for issuance under the Amended and Restated 2014 Omnibus Incentive Plan.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by Resonant Inc., a Delaware corporation (the “Registrant”), relating to 1,300,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable under the Resonant Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”), which Common Stock is in addition to the 1,400,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 29, 2014 (Registration No. 333-196344) (the “Prior Registration Statement”).
This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference
The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2015 (filed on March 25, 2016);

•	our Quarterly Report on Form 10-Q for our quarter ended March 31, 2016 (filed on May 12, 2016);

•	our Current Reports on Form 8-K, dated February 16, 2016 (filed on February 19, 2016); dated February 29, 2016 (filed on March 4, 2016); and dated April 20, 2016 (filed on April 26, 2016); and

•
the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on May 27, 2014, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Registrant’s file number with the Commission is No. 001-36467.
Item 8.    Exhibits.
For a list of exhibits to this Registration Statement, see the “Exhibit Index”, which is incorporated into this item by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California, on June 7, 2016.

RESONANT INC.
(Registrant)

By:	/s/ Terry Lingren
Terry Lingren
Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Terry Lingren and John Philpott, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Terry Lingren Terry Lingren	Chief Executive Officer and Director (Principal Executive Officer)	June 7, 2016
/s/ George Holmes George Holmes	President and Chief Commercial Officer and Director	June 7, 2016
/s/ John Philpott John Philpott	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 7, 2016
/s/ Robert Hammond Robert Hammond	Chief Technology Officer and Director	June 7, 2016
/s/ Janet Cooper Janet Cooper	Director	June 7, 2016
/s/ Michael Fox Michael Fox	Director	June 7, 2016
/s/ Thomas Joseph Thomas Joseph	Director	June 7, 2016
/s/ Richard Kornfeld Richard Kornfeld	Director	June 7, 2016
/s/ John Major John Major	Chairman of the Board	June 7, 2016

EXHIBIT INDEX
The following exhibits are filed as part of this Registration Statement:

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File Number	Exhibit	Filing Date

5.1	Opinion of Stubbs Alderton & Markiles, LLP					X
10.1	Registrant’s amended and restated 2014 Omnibus Incentive Plan	S-1/A	333-193552	10.2	4/11/2014
10.2	Amendment No. 1 to the Resonant Inc Amended and Restated 2014 Omnibus Incentive Plan					X
23.1	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)					X
23.2	Consent of Squar Milner LLP (formerly Squar, Milner, Peterson, Miranda & Williamson, LLP)					X
23.3	Consent of Crowe Horwath LLP					X
24.1	Power of Attorney (included on signature page)					X

Exhibit Index